Certificate

"COMPANIES ACT"

Canada

Province of British Columbia

I Hereby Certify that SHASTA MINES & OIL LTD. (N.P.L.)

incorporated on the second day of September, one thousand nine hundred and sixty-six under Certificate No. 70,974, has pursuant to the

"Companies Act" this day changed its name to the name INTERNATIONAL

SHASTA RESOURCES LTD. (N.P.L.)

Given under my hand and seal of office at

Victoria, B.C., this fourth

day of February, one

thousand nine hundred and seventy-five

________________________________

Registrar of Companies.